EXHIBIT 99.1

IMMEDIATE RELEASE

RCS Capital Corporation Announces Closing of Initial Public Offering

New York, New York, June 10, 2013 – RCS Capital Corporation (“RCAP” or the “Company”) announced today the closing of its previously announced initial public offering of 2,500,000 shares of the Company’s Class A common stock at $20.00 per share.  The shares began trading on the New York Stock Exchange on June 5, 2013 under the ticker symbol “RCAP”.

The underwriters have the option to purchase from the Company up to an additional 375,000 shares of Class A common stock, on the same terms and conditions, for the purpose of covering over-allotments, if any, exercisable by the underwriters during a 45-day period ending on July 20, 2013.

RCAP intends to use the net proceeds from its initial public offering to expand its lines of business, which consist of its wholesale broker-dealer, its investment banking and capital markets business, its transaction management service provider and its transfer agency business, as well as for general corporate purposes.

JMP Securities LLC and Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), are acting as Joint Book-Running Managers for the offering, National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (OTCBB:NHLD), is acting as Senior Lead Manager, and Aegis Capital Corporation, J.P. Turner & Company, LLC, Maxim Group LLC, Newbridge Securities Corp., Northland Capital Markets, and Realty Capital Securities, LLC, a subsidiary of the Company, are acting as Lead Managers. Northland Capital Markets is the trade name for certain equity capital markets and investment banking activities of Northland Securities, Inc., member of FINRA/SIPC.

The offering of these securities is being made only by means of a prospectus, copies of which may be obtained by contacting:

•	JMP Securities LLC, Attention: Prospectus Department, 600 Montgomery Street, 10th Floor, San Francisco, CA 94111, telephone: (415) 835-8985; or
•	Ladenburg Thalmann & Co. Inc., 520 Madison Avenue, Ninth Floor, New York, NY 10022, telephone: (212) 409-2000.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of such shares of Class A common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Important Notice

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange that was recently formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com.

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of RCAP’s Registration Statement on Form S-1 and preliminary prospectus contained therein. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian S. Block, EVP & CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 212-415-6500